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                                                                   EXHIBIT 10.35

                              SHAREHOLDER AGREEMENT

                  This AGREEMENT is made and entered into by and between CTI, Inc., a Tennessee corporation (the "Corporation"), and the undersigned shareholder of the Corporation ("Shareholder"), effective as of the date set forth hereinbelow.

                                   WITNESSETH:

                  WHEREAS, the Corporation is a corporation formed and organized under the laws of the State of Tennessee for the purpose of engaging in, among other activities, the business of developing, manufacturing, marketing and selling instruments, systems and services to scientific, diagnostic, analytical and industrial markets; and

                  WHEREAS, Shareholder is an employee of the Corporation or an affiliate of the Corporation, and the Corporation has granted to Shareholder an option or options or other rights to purchase, or otherwise acquire, or Shareholder has heretofore acquired, certain capital stock of the Corporation, subject to the terms and conditions set forth herein, to which terms and conditions Shareholder has agreed;

                  NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions set forth herein, the parties agree as follows:

                  1. Shareholder shall not sell or otherwise transfer or dispose of any of Shareholder's shares of stock of the Corporation, or options to acquire shares of stock of the Corporation, whenever or however acquired, to any person, firm, or corporation without the consent of the Corporation unless Shareholder shall have first made the offer to the Corporation hereinafter described and such offer shall not have been accepted.

                           a. The offer shall be made in writing to the
Corporation and shall consist of an offer to sell all the shares of the Corporation owned by Shareholder, to which shall be attached a statement of Shareholder's intention to sell or otherwise transfer or dispose of some or all of Shareholder's shares, the name and address of Shareholder's prospective bona fide purchaser or other transferee, the number of shares involved in the proposed sale or transfer, and the price and other terms of such sale or transfer.

                           b. Within thirty (30) days after the receipt of such
offer, the Corporation may, at its option, elect to purchase all, but not less than all, of the shares of the Corporation offered by Shareholder. The Corporation shall exercise its election to purchase by giving notice thereof to Shareholder. The notice shall specify a date for the closing of the purchase which shall be not more than thirty (30) days after the date of the giving of such notice. The purchase .price for the shares of the Corporation owned by Shareholder shall be the price therefor offered by the bona fide purchaser or transferee named in the offer to the Corporation.

                  2. Shareholder shall not encumber any shares of stock of the Corporation or options to acquire shares of stock of the Corporation to secure any indebtedness or other obligation without the consent of the Corporation.



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                  3. In the event of any sale or other transfer or encumbrance of any of Shareholder's shares of stock of the Corporation, whether as permitted by this Agreement or otherwise, such shares of stock shall be and remain subject to all of the terms and provision of this Agreement.

                  4. Notwithstanding the foregoing, Shareholder may from time to time transfer Shareholder's shares of stock of the Corporation to and among Shareholder's immediate family members, and trusts or by will solely for the benefit of Shareholder or Shareholder's immediate family members, without offering the Corporation the right to purchase the shares of the Corporation so transferred. Provided, however, that in connection with any such transfer such shares of stock of the Corporation shall be subject to the terms and provisions of this Agreement and each transferee of such shares shall agree in writing in advance to be bound by the terms and provisions of this Agreement.

                  5. Shareholder agrees that in the event of the termination of Shareholder's employment by the Corporation or any affiliate of the Corporation for any reason, the Corporation shall have the right and option to purchase Shareholder's shares of stock of the Corporation. Such option may be exercised within sixty (60) days after such termination of employment. The purchase price for Shareholder's stock shall be its fair market value.

                  6. Shareholder acknowledges and agrees that the shares of stock of the corporation subject to this Agreement have not been registered under the Securities Act of 1933, as amended (The "Act") or the Tennessee Securities Act of 1980, as amended (The "Tennessee Act"), and may not be sold, transferred, or otherwise disposed of unless they are first registered under the Act and The Tennessee Act and all rules and regulations relating to the sale, transfer, or other disposition of securities thereunder have been complied with, or until the holder of such shares provides information satisfactory to the Corporation that such registration and compliance is not required.

                  7. Shareholder agrees that each certificate representing shares of the Corporation owned by Shareholder, whether now owned or hereafter acquired, whether pursuant to this Agreement or otherwise, shall have placed thereon a legend deemed by the Corporation to be appropriate to restrict the transfer of such shares in accordance with the provisions hereof.

                  8. a. The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators and permitted assigns.

                           b. This Agreement shall not be assignable by either
of the parties without the prior written consent of all of the other party.

                           c. This Agreement shall be construed in accordance
with and governed by the laws of the State of Tennessee.


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                           d. No change or modification of this Agreement shall
be valid unless the same be in writing and signed by both of the parties hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement this 30th day of June, 1991.

                                               CTI, INC.

                                               By: /s/ Terry D. Douglass
                                                   -----------------------------

                                               Title: President
                                                      --------------------------

Witness as to Shareholder:                     SHAREHOLDER:

/s/ Mary Lou DuBois                            /s/ Ronald Nutt
---------------------------------              ---------------------------------


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